Exhibit 23.3

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the of American Institute
                                            of Certified Public Accountants
                                Members of the Better Business Bureau since 1997





September 22, 2004


To Whom It May Concern:

The firm of Armando C. Ibarra, Certified Public Accountants, APC consents to the inclusion of our restated report of June 29, 2004, on the audited financial statements of Onyx International, Inc. (A Development Stage Company), as of December 31, 2003, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ Armando C. Ibarra, C.P.A.
--------------------------------
ARMANDO C. IBARRA, C.P.A.


                      371 'E' Street, Chula Vista, CA 91910
                     Tel: (619) 422-1348 Fax: (619) 422-1465